EXHIBIT 10.4

SOAPSTONE NETWORKS INC.

NON-EMPLOYEE DIRECTOR AUTOMATIC GRANT

NON-QUALIFIED STOCK OPTION AGREEMENT

Soapstone Networks Inc., a Delaware corporation (the “Company”), may grant to any non-employee director of the Company (the “Optionee”), an option to purchase certain shares (the “Option Shares”) of its Common Stock, $.0001 par value per share (“Common Stock”), at a certain price per share.

Such grants shall be made in accordance with the terms and conditions of this Non-Qualified Stock Option Agreement (the “Agreement”), the Company’s 2008 Global Stock Plan, as amended from time to time (the “Plan”), and the Notice of Grant of Stock Option (the “Certificate”) made available to the Optionee at the time of grant.

1. Grant Under 2008 Global Stock Plan. This option is granted pursuant to and is governed by the Plan and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. Any inconsistency between this Agreement and the Plan shall be governed by the Plan.

2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (the “NQO”) (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

3. Vesting of Option. Options granted under this Plan shall vest in the Optionee and thus become exercisable, in accordance with the vesting schedule and terms set forth on the Certificate, provided that the Optionee has continuously served as a member of the Board through such vesting date, as well as the terms and conditions of the Plan applicable to automatic grants to non-employee directors.

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares before the date which is seven (7) years from the date the option is granted or until expiration or termination of the option as otherwise provided in the Plan. Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this option becomes exercisable.

4. Termination of Option Rights.

(a) In the event an Optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such Optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the Optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the Optionee within 180 days of the date the Optionee ceased to be a member of the Board; and all options shall terminate after such 180 days have expired.

(b) In the event that an Optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such Optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the Optionee (or by the Optionee’s personal representative, conservator, guardian or designated beneficiary) until the scheduled expiration date of the option.

(c) No portion of an option may be exercised if the Optionee is removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

5. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share, unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

6. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid in the following manner:

(i) in cash or by check or funds transfer; or

(ii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or;

(iii) subject to Section 6(b) below, through delivery of shares of Common Stock having a Fair Market Value (as defined and used in the Plan) equal as of the date of the exercise to the cash exercise price of the Option; or

(iv) by any combination of the foregoing.

(b) Limitations on Payment by Delivery of Common Stock. If Section 6(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company by mail or in person, at the principal executive office of the Company or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares. The Optionee will be recorded in book-entry form on the stock transfer books of the Company as the owner of the Option Shares being purchased as soon as practicable after the effective exercise of the Option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders. In the event this option shall be exercised, pursuant to Section 4(b) hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. Any determination under this Agreement relating to the exercise of this option or otherwise shall be made in good faith by the Board or its Committee, whose decision shall be final and binding on all parties.

8. Option Not Transferable. This option shall not be assignable or transferable except as permitted by the Plan.

9. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

10. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue to maintain the business relationship with the Optionee.

11. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 7. Except as is expressly provided in the Plan with respect to capital changes and business successions, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

12. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in capitalization or event, as well as an Acquisition (as defined and used in the Plan) and certain other events. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

13. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from remuneration due to the Optionee or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

14. Provision of Documentation to Optionee. By signing this Agreement, the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

15. Miscellaneous.

(a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address last provided to the Company. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein to the Company.

(b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. In accordance with the Plan, the Committee may make amendments, modifications or terminate any outstanding award (including the Shares); provided that the Optionee consents to such action unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

(c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 8 hereof.

(e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the state of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date of grant set forth on the Certificate.